Q2 2025 Results

August 13, 2025

This presentation provides select highlights about Motorsport Games Inc.'s results of operations. Please see Motorsport Games' Q2 2025 Form 10-Q, filed with the SEC and Q2 2025 earnings release for more complete information on the Company's results of operations, cash flows, financial condition and liquidity.

Q2 2025 Highlights

Financial Highlights

- Q2 2025 Revenues of $2.6 million
- Q2 2025 Net Income was $4.2 million
- Q2 2025 Adjusted EBITDA of $3.7 million*
- Q2 2025 EPS of $0.82 vs. EPS of $0.77 for Q2 2024



5.0
4.0
3.0
2.0
1.0
-
(1.0)
in Millions ($)

	REVENUE	NET INCOME	ADJUSTED EBITDA*
Q2 2025	2.6	4.2	3.7
Q2 2024	1.9	2.1	(0.5)

Key Highlights and Subsequent Business Update

- Net income attributable to Motorsport Games Inc. of $4.3 million for Q2 2025 compared to net income of $2.1 million in Q2 2024, an improvement of $2.2 million or 102.2%.
- Net income attributable to Class A common stock was $0.82 per share in Q2 2025, compared to net income per share of $0.77 in Q2 2024.
- Generated cash from operations of $0.3 million during the six months ended June 30, 2025.
- Released *Le Mans Ultimate* Version 1.0 on July 22, 2025, featuring two new cars added to the base game, advanced team management mechanics, customer liveries and additional improvements.

*Adjusted EBITDA is a non-GAAP financial measure. See definition of Adjusted EBITDA and its reconciliation to net income presented later in this deck.

Q2 2025 Results

MOTORSPORT GAMES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2025	2024	2025	2024
Revenues	$ 2,591,840	$ 1,881,653	$ 4,350,293	$ 4,910,689
Cost of revenues	454,887	771,647	920,273	1,438,274
Gross profit	2,136,953	1,110,006	3,430,020	3,472,415
Operating expenses:				
Sales and marketing	126,307	205,549	224,008	455,935
Development	270,343	868,745	872,296	1,932,102
General and administrative [1]	865,040	1,411,826	2,033,522	3,602,092
Depreciation and amortization	11,697	63,138	29,823	136,862
Total operating expenses	1,273,387	2,549,258	3,159,649	6,126,991
Gain from settlement of license liabilities	-	3,248,000	-	3,248,000
Other operating income	1,104,497	250,000	1,604,497	250,000
Income from operations	1,968,063	2,058,748	1,874,868	843,424
Interest expense	(4,740)	(29,746)	(17,750)	(60,628)
Other income (loss), net	2,274,849	58,481	3,403,667	(378,711)
Net income	4,238,172	2,087,483	5,260,785	404,085
Less: Net loss attributable to non-controlling interest	(20,228)	(18,445)	(38,673)	(36,887)
Net income attributable to Motorsport Games Inc.	$ 4,258,400	$ 2,105,928	$ 5,299,458	$ 440,972
Net income per Class A common share attributable to Motorsport Games Inc.:				
Basic and Diluted	$ 0.82	$ 0.77	$ 1.26	$ 0.16
Weighted-average shares of Class A common stock outstanding:				
Basic and Diluted	5,206,536	2,722,728	4,195,047	2,722,728

[1] Includes related party expenses of $37,500 and $70,055 for the three months ended June 30, 2025 and 2024, respectively, and $75,000 and $151,272 for the six months ended June 30, 2025 and 2024, respectively.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Net income	$ 4,238,172	$ 2,087,483	$ 5,260,785	$ 404,085
Interest expense, net	4,740	29,746	17,750	60,628
Depreciation and amortization	253,935	587,160	505,992	1,189,106
EBITDA	4,496,847	2,704,389	5,784,527	1,653,819
Gain from settlement of license liabilitites	-	(3,248,000)	-	(3,248,000)
Gain from settlement of purchase commitment liabilities	-	-	(175,460)	-
Gain from Settlement Agreement	-	-	(500,000)	-
Gain from Wesco Settlement Agreement	(800,000)	-	(800,000)	-
Stock-based compensation	-	10,658	-	78,849
Adjusted EBITDA	$ 3,696,847	$ (532,953)	$ 4,309,067	$ (1,515,332)

motorsport GAMES

Liquidity

- As of June 30, 2025, the Company had cash and cash equivalents of approximately $2.4 million, which increased to $2.8 million as of July 31, 2025.

- During the six months ended June 30, 2025, the Company generated an average positive cash flow from operations of approximately $46,000 per month that was primarily due to $0.8 million from the Wesco Insurance Company settlement in June 2025 and $0.5 million from a settlement agreement with HC2 Holdings 2 Inc. in March 2025.

LEGAL DISCLOSURES

This presentation has been prepared by Motorsport Games Inc. ("Motorsport Games," "us," "our," "we" or the "Company"). For additional information regarding the Company, we urge you to read our reports filed with the Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, our Quarterly Report on Form 10-Q and our other SEC filings during 2025.

NON-GAAP FINANCIAL MEASURES: Adjusted EBITDA (the "Non-GAAP Measure") is not a financial measure defined by U.S. generally accepted accounting principles ("U.S. GAAP"). Reconciliations of the Non-GAAP Measure to net income, its most directly comparable financial measure, calculated and presented in accordance with U.S. GAAP, are presented in the Reconciliation of Non-GAAP Financial Measures slide. Adjusted EBITDA, a measure used by management to assess the Company's operating performance, is defined as EBITDA, which is net income plus interest expense, depreciation and amortization, less income tax benefit (if any), adjusted to exclude: (i) gain from settlement of license liabilities and other agreements; (ii) impairment of intangible assets; (iii) loss contingency expense; and (iv) stock-based compensation expenses. The Company uses the Non-GAAP Measure to manage its business and evaluate its financial performance, as Adjusted EBITDA eliminates items that affect comparability between periods that the Company believes are not representative of its core ongoing operating business. Additionally, management believes that using the Non-GAAP Measure is useful to its investors because it enhances investors' understanding and assessment of the Company's normalized operating performance and facilitates comparisons to prior periods and its competitors' results (who may define Adjusted EBITDA differently). The Non-GAAP Measure is not a recognized term under U.S. GAAP and does not purport to be an alternative to revenue, income/loss from operations, net income (loss), or cash flows from operations or as a measure of liquidity or any other performance measure derived in accordance with U.S. GAAP. Additionally, the Non-GAAP Measure is not intended to be a measure of free cash flows available for management's discretionary use, as it does not consider certain cash requirements, such as interest payments, tax payments, working capital requirements and debt service requirements. The Non-GAAP Measure has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for the Company's results as reported under U.S. GAAP. Management compensates for the limitations of using the Non-GAAP Measure by using it to supplement U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the business than would be presented by using only measures in accordance with U.S. GAAP. Because not all companies use identical calculations, the Non-GAAP Measure may not be comparable to other similarly titled measures of other companies.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release, the related conference call and webcast which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements or information in this press release, the related conference call and webcast that are not statements or information of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning (i) our confidence that the Company is on solid financial footing; (ii) our efforts to further grow the Le Mans franchise and possible future new titles and to bolster its portfolio and diversify its income streams; (iii) the significant update planned for our Le Mans Ultimate game featuring new game features, the expansion downloadable content for Le Mans Ultimate to include the European Le Mans Series and more news for the game set to be released in the near future; (iv) not having sufficient cash on hand to fund operations over the next year and additional funding being required in order to continue operations; (v) obtaining additional funding in the form of potential equity and/or debt financing arrangements or similar transactions; (vi) entering into strategic alternatives for the Company's business, including, but not limited to, the sale or licensing of the Company's assets in addition to past sales of its NASCAR license and Traxion; and (vii) the Company's ability to improve its liquidity through further cost reduction and restructuring initiatives. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside of the Company's control and are difficult to predict.

LEGAL DISCLOSURES

FORWARD-LOOKING STATEMENTS (CONT): Examples of such risks and uncertainties include, but are not limited to: (i) difficulties, delays or less than expected results in achieving the Company's growth plans, objectives and expectations, including delays in the release of new game features and the release of the expansion downloadable content for Le Mans Ultimate to include the European Le Mans Series, failure to improve the Company's long-term funding needs in order to produce the great game experiences it has proved it can offer under its new business structure, decreased sales of the Company's products due to the disposition of key assets, further changes in the Company's product roadmap, the Company's inability to deliver new products and/or new content or features for existing products, and/or the Company's inability, in whole or in part, to continue to execute its business strategies and plans, such as due to less than anticipated customer acceptance of its new game titles and/or less than anticipated benefits from its future technologies, the Company experiencing difficulties or the inability to launch its games as planned, less than anticipated performance of the games impacting customer acceptance and sales and/or greater than anticipated costs and expenses to develop and launch its games, including, without limitation, higher than expected labor costs, the Company's inability to establish partnerships with additional service providers to come onboard to the Company's ecosystem and, in addition to the factors set forth in (ii) through (vi) below, the Company's continuing financial condition and ability to obtain additional debt and/or equity financing to meet its liquidity requirements, such as the going concern qualification on the Company's annual audited financial statements posing difficulties in obtaining new financing on terms acceptable to the Company, or at all; (ii) difficulties, delays in or unanticipated events that may impact the timing and scope of new or planned products, features, events or other offerings; (iii) less than expected benefits from implementing the Company's management strategies and/or adverse economic, market and geopolitical conditions that negatively impact industry trends, such as significant changes in the labor markets, an extended or higher than expected inflationary environment, a higher interest rate environment, tax increases impacting consumer discretionary spending and/or quantitative easing that results in higher interest rates that negatively impact consumers' discretionary spending; (iv) greater than anticipated negative operating cash flows such as due to higher than expected development costs, higher interest rates and/or higher inflation, or failure to achieve the expected savings under any cost reduction and restructuring initiatives; (v) difficulties and/or delays in resolving the Company's liquidity and capital requirements due to reasons including, without limitation, difficulties in securing funding that is on commercially acceptable terms to the Company or at all, such as the Company's inability to complete in whole or in part any potential debt and/or equity financing transactions or similar transactions, any inability to achieve cost reductions, including, without limitation, those which the Company expects to achieve through any cost reduction and restructuring initiatives, as well as any inability to consummate one or more strategic alternatives for the Company's business, including, but not limited to, the sale or licensing of the Company's assets, and/or less than expected benefits resulting from any such strategic alternative; and/or (vi) difficulties, delays or the Company's inability to successfully complete any cost reduction and restructuring initiatives, in whole or in part, which could result in less than expected operating and financial benefits from such actions, as well as delays in completing any cost reduction and restructuring initiatives, which could reduce the benefits realized from such activities; higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments; and/or less than anticipated annualized cost reductions from any cost reduction and restructuring initiatives and/or changes in the timing of realizing such cost reductions, such as due to less than anticipated liquidity to fund such activities and/or more than expected costs to achieve the expected cost reductions.

Factors other than those referred to above could also cause the Company's results to differ materially from expected results. Additional examples of such risks and uncertainties include, but are not limited to: (i) the Company's ability (or inability) to maintain existing, and to secure additional, licenses and other agreements with various racing series; (ii) the Company's ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies; (iii) unanticipated operating costs, transaction costs and actual or contingent liabilities; (iv) the ability to attract and retain qualified employees and key personnel; (v) adverse effects of increased competition; (vi) changes in consumer behavior, including as a result of general economic factors, such as increased inflation, higher energy prices and higher interest rates; (vii) the Company's inability to protect its intellectual property; and/or (vii) local, industry and general business and economic conditions.

Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the Company's filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its Quarterly Reports on Form 10-Q filed with the SEC during 2025, as well as in its subsequent filings with the SEC. The Company anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. The Company assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the Company's plans and expectations as of any subsequent date.